SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2006

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a) $400 Million Senior Note Offering

Registrant made the following press release today:

XEROX EXPECTS TO RAISE $400 MILLION THROUGH SENIOR NOTE OFFERING

STAMFORD, Conn., March 15, 2006 — Xerox Corporation (NYSE: XRX) expects to raise $400 million through a senior unsecured note offering announced today.

Proceeds from the offering will be used to support the company’s customer financing activities through unsecured debt and for general corporate purposes. The notes, which are due in 2016 and will be issued in U.S. dollars by Xerox, will be sold under the company’s effective shelf registration statement. The offering is subject to market and other conditions.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale is unlawful.

JPMorgan Securities Inc. and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. Offers for the notes are only to be made through the prospectus. A copy of this prospectus is available by contacting: J.P. Morgan Securities Inc., 270 Park Ave., 8th Floor, New York, NY 10017, Attention: Syndicate Desk; telephone 1-212-834-4533.

(b) New Unsecured Revolving Credit Facility

We have received a commitment letter from affiliates of Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A. pursuant to which they have committed to provide in the aggregate $400 million of an anticipated five-year $1.25 billion unsecured revolving credit facility (the “2006 Credit Facility”) and to use commercially reasonable efforts to syndicate the balance of the facility. The commitment is subject to the satisfaction of certain conditions, including the receipt of commitments from other lenders for the balance of the facility (which condition has been satisfied), the execution and delivery of definitive documentation and the satisfaction of customary closing conditions. Accordingly, there can be no assurance that the transactions proposed by the commitment letter will be consummated. If the 2006 Credit Facility is consummated, it is expected that it will replace our existing $1.0 billion 2003 secured credit facility.

We anticipate that the obligations under the 2006 Credit Facility would not be guaranteed by any of our subsidiaries. If, in the future, any domestic subsidiary guarantees any senior debt for money borrowed by Xerox Corporation of more than $100 million, that subsidiary would also guarantee Xerox’s borrowings under the 2006 Credit Facility. We also anticipate that Xerox would guarantee the obligations of any subsidiary borrowing under the 2006 Credit Facility.

We expect that the 2006 Credit Facility will contain such affirmative, negative and financial maintenance covenants and events of default as would be customary for an investment grade facility.

Forward Looking Statements

From time to time, we and our representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K and any exhibits to this Current Report, that are deemed to be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements we make. Such factors include, but are not limited to, our consummation of the transactions as described herein. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. Information concerning certain factors that could cause actual results to differ materially is included in the “Risk Factors” section, “Forward Looking Statements” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. We do not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: March 15, 2006

XEROX CORPORATION

By:	/s/ Rhonda L. Seegal
Rhonda L. Seegal
Vice President and Treasurer